Exhibit 10.17

BANK OF QUANZHOU

LOAN CONTRACT

Bank of Quanzhou Co., Ltd.
Loan Contract

No. 180120100701021

Borrower (Party A): Fujian Jinjiang Aierda Shoe Plastic Co., Ltd.
Address: Jiangtou Village, Chendai Town, Jinjiang City
Legal Representative: Yuxi Ding

Creditor (Party B): Jinjiang Branch of Bank of Quanzhou Co., Ltd.
Address: Middle Heping Road, Qingyang, Jinjiang
Legal Representative: Luncong Yang

Content

1 Loan Classification

2 Purpose

3 Term and Amount of Loan

4 Interest Rate and Calculation of Loan

5 Ways of Repayment

6 Guarantee

7 Statement of Borrower

8 Rights and Responsibilities

9 Breach Responsibilities

10 Execution, Formation, Termination and Conclusion of Contract

11 Disputes Settlement

12 Others

13 Supplementary Provision

Important Notice: this Contact is made after a negotiation on an equal and voluntary basis, and all the Clauses well express the true meanings of both parties. To fully protect rights of borrower, Creditor makes a special warning that Borrower should carefully read the Clauses of this Contract in Boldface and pay close attentions to these Clauses.

Party B agrees to lend to Party A credit at a highest lending quotas of TEN MILLION ONLY valid within May 17th, 2010 and May 17th, 2011. Lending amount this time is ONE MILLION ONLY, and aggregate lending amount has constituted NINE MILLION NINE HUNDRED AND SIXTY THOUSAND ONLY of lending quotas (put “whole” here if the lending quotas are used up). To make rights and responsibilities of both parties clear, according to the regulations of laws of Contract Law, Lending General Provisions and other relevant laws, Party A and Party B make this Contract after negotiation on an equal basis.

1	Loan Classification

1.1 The loan under this Contract is medium or short term loans.

2	Purpose

2.1 The loan under this Contract will be used for financing working capital of company.

2.2 Party A could not change usage of the loan under this Contract without written consent of Party B.

3	Term and Amount of Loan

3.1 Lending amount under this Contract is (UPPERCASE) ONE MILLION ONLY (lowercase) 1,000,000.00 (UPPERCASE is ultimate if the above two numbers could not match.) 3.2 Loan term under this Contract is twelve months, from July 15th, 2010 to July 15th, 2011. 3.3 According to the conditions and terms of 3.2 under this Contract, Party A should finish the Advance in one time, while Actual Advance Date and Final Maturity Date is pursuant to the date on Loan Receipt. Loan Receipt or Advance Voucher is inseparable part of this Contract, and except for the date, other terms and conditions in this Contract will be final.

4	Interest Rate and Calculation of Loan

4.1 The loan under this Contract, dated from Actual Advance Date, according to actual days of the loan, will be charged interest calculated by day (day interest rate = annual interest rate/360), and paid by month (month/quarter). Interest Settlement date is the twentieth date of every month (the twentieth date of every month/the twentieth date of every last month of every quarter).

4.2 Credit Interest Rate under this Contract is decided by following ways in 4.2.1.

4.2.1 Annual Credit Interest Rate is 7.965%, fixed, without adjustment within the term of this Contract.

4.2.2 Credit Interest Rate under this Contract is % (up/down) the benchmark interest rate of equal classification of loans published by People’s Bank of China. The Credit Interest rate is to be adjusted in every fixed period and every (year/half year/quarter/month) is regarded as a period. The adjusting day of the first Period is the Effective Day of this Contract, and the rate of this period is adjusted according to the benchmark interest rate of equal classification of loans on the Effective Day of this Contract published by People’s Bank of China and floating ratio agreed in this Contract, which is %. The adjusting days of the second Period and later periods are corresponding days of the Effective Day of this Contract, and the rate of every corresponding period is adjusted according to the benchmark interest rate of equal classification of loans on the corresponding day of Effective Day of this Contract published by People’s Bank of China and floating ratio agreed in this Contract. When there is no corresponding day of the Effective Day of this Contract in a month, the last day of the month is regarded the corresponding day.

If the loan is withdrew in Advances, no matter how many times, Credit Interest Rate is confirmed by the rate of the Effective Day of this Contract or the corresponding days, and respectively adjusted in the next corresponding day of the Effective Day of this Contract.

Corresponding day of the Effective Day of this Contract is the day when a period expires since the Effective Day of this Contract. For example, if the Effective Day of this Contract is May 9th, then the second-period corresponding day of the Effective Day of this Contract is June 9th while a month is regarded as a period; the second-period corresponding day of the Effective Day of this Contract is August 9th while a quarter is regarded as a period; the second-period corresponding day of the Effective Day of this Contract is November 9th while a half year is regarded as a period; the second-period corresponding day of the Effective Day of this Contract is June 9th of the next year while a year is regarded as a period accordingly.

4.2.3 Other Ways

Party A should be informed in written documents within 30 days after change of interest rate, which will not influence the execution of the latest interest rate.

4.3 When People’s Bank of China adjusted interest rate or ways interest rate confirmation, regulations concerned of People’s Bank of China is ultimate.

5	Ways of Repayment

5.1 Party A should payment interest in time and full amount as agreed in this Contract, and pay back principals according to the way stated in 5.1.1.

5.1.2 For one-time repayment, Party A should pay back the entire principal before July 15th, 2011.

5.1.3 For installment, amount and date of repayment is as follows. 5.1.3.1Date , Amount (UPPERCASE) (LOWERCASE) 5.1.3.2Date , Amount (UPPERCASE) (LOWERCASE) 5.1.3.3Date , Amount (UPPERCASE) (LOWERCASE) 5.1.3.4Date , Amount (UPPERCASE) (LOWERCASE) 5.1.3.5Date , Amount (UPPERCASE) (LOWERCASE) (to attach pages for more periods)

5.2 Party A should prepare adequate amount for interest or principal of a respective period on account opened in Party B before agreed Interest Settlement Day or Principal Settlement Day.

6	Guarantee

6.1 Means of Loan Guarantee under this Contract should be Guarantee. 6.2 The following contracts are Guarantee Contracts of this Contract.

6.2.1 Maximum Guarantee Contract numbering 180120090504020-1 whose mean of guarantee is Guarantee and guarantor is Fujian Jinjiang Chendai Aiermei Shoe Manufacturing Co., Ltd.

6.2.2 Maximum Guarantee Contract numbering 180220090504020 whose mean of guarantee is Guarantee and guarantor is Yuxi Ding, Qiusheng Ding, Conghui Ding.

6.2.3 Maximum Guarantee Contract numbering 180220090504020-1 whose mean of guarantee is Guarantee and guarantor is .

6.3 If there’s any change of Guarantee harmful to creditor’s right of Party B under this Contract, after informed by Party B, Party A should provide other satisfactory Guarantee.

7	Statement of Borrower

The loan under this Contract of Party A has been authorized by Institutes with power and is pursuant to laws, regulations, strategies and relevant rules of Company Policy. If Borrower signs this Contract with conditions against Company Policy or other internal regulations of the company, Borrower should take all the responsibility due to this.

8	Rights and Responsibilities

8.1 Rights and Responsibilities of Party A

8.1.1 Party A should withdraw and use the loan in time and channel agreed in this Contract.

8.1.2 If Party A honors repayment before agreed time, Party A should get approval of Party B and compensate Party B for loss of expected yield and other expenses.

8.1.3 Party A should be responsible for trustfulness, accuracy and completeness of files handed over during the process of loan inspection.

8.1.4 Party A should voluntarily accept investigation, learning and supervision of Party B.

8.1.5 Party A should be cooperative in investigation, learning and supervision of Party B in operating, managing and financial conditions of the company and be responsible in offering files like Income Statement and Balance Sheet of relevant periods.

8.1.6 Party A should pay off principal and interest under this Contract as agreed.

8.1.7 Party A should cover relevant expenses under this Contract, including but not limited to expenses of notarization, appraisal, evaluation, registration, etc.

8.1.8 Party A should send back Demand Letter or Demand Files posted or delivered in other ways by Party B within 3 days after receiving.

8.1.9 Actions, like contract, lease, transformation of shareholding system, joint operation, consolidation, merger, joint venture, separation, capital reduction, stock transfer, transfer of business and others fully influential on realization of creditor’s right of Party B, should be informed to Party B at least 30 days ahead of time and should be approved by Party B in written files, or else actions above should not be implemented before the debt is paid off.

8.1.10 Modifications of Industrial and commercial registration items, like company location, mail address, scope of business, legal representatives, etc., should be informed to Party B in written form within 7 days after certain modification is implemented.

8.1.11 Any incidents, harmful to daily operations of the company but not to repayment of the loan under this Contract, including but not limited to incidents concerning significant economic disputes, bankruptcy, deterioration of financial conditions, etc., should be immediately informed to Party B in written form. 8.1.12 Close of business, business dissolution, suspending of business, revoking or cancelling of business license, etc., should be informed to Party B within 5 days right after the said incidents happen in written form, and balance of principal the interest should be paid off immediately.

8.2 Rights and Responsibilities of Party B

8.2.1. Party B has the right to ask Party A to provide all the files related to the loan under this Contract.

8.2.2. Party B has the right to transfer principal, interest, compound interest, penalty interest and other expenses related to the loan Party A should repay, according to the provisions in this Contract or regulations of laws, from Party A’s account.

8.2.3. To serious breach actions of Party A, like evading from Party B’s supervision and default of payment, Party B has the right to implement Credit Sanctions, report the action to departments or institutes concerned, and publicize through mass media for collection.

8.2.4. Party B should provide Party A loan in agreed time the amount, and any delay due to Party A is not included.

8.2.5. Party B should keep all the files and conditions related to debts, finance, producing, and operating of the company confidential, not including the conditions specifically stated in this Contract or regulations of laws.

9	Breach Responsibilities

9.1 Both parties should meet obligations agreed in this Contract. Any party partially or completely dishonors its obligations should bear breach responsibilities.

9.2 If Party A fails to make the Advance as agreed in 3.3 of this Contract, Party B has the right to charge penalty by day in interest rate agreed in this Contract.

9.3 If Party A repays the loan ahead of time without written consent of Party B, Party B has the right to charge interest according to term and interest rate agreed in this Contract.

9.4 If Party A fails to honor principal and interest under this Contract in agreed time, Party B has the right to ask Party A to pay in limited time. Party A authorizes Party B the right to transfer capital from accounts of Party A and all its affiliated branches opened in Bank of Quanzhou for repayment of the loan under this Contract. Besides, for overdue loans, Party A should be charged extra 50% of interest rate agreed in this Contract for penalty, and for overdue interest, extra 50% for compound interest. If the currency deducted is foreign, it is exchanged by buying rate published by Party B.

9.5 If Party A does not use the loan in ways agreed in this Contract, Party B has the right to stop granting the loan, partially or completely take back the loan capital, or terminate this Contract. For loan capital not used in ways agreed in this Contract, Party A should be charged extra 100% of interest rate agreed in this Contract for penalty interest, and for overdue interest, extra 50% for compound interest.

9.6 For overdue interest during the term of the loan under this Contract, compound interest is calculated by interest rate agreed in this Contract, and for overdue interest after the term of the loan under this Contract, compound interest is calculated according to provision agreed in 9.4 of this Contract.

9.7 If conditions stated in 9.4 and 9.5 happen at the same time, Party B takes the harder punishment and the punishments could not be implemented at the same time.

9.8 For any actions listed below, Party A should correct within 7 days after receiving notice fro party B and carry out remedial measures to Party B’s satisfactory, or else, Party B has the right to announce the loan due ahead of time and ask borrower to repay all the principal and interest till termination of this Contract.

9.8.1. Party A provides artificial or purposely cover information of balance sheet, income statement and other financial files.

9.8.2. Party A is not cooperative or refuses to accept supervision of Party B on conditions of loan use and operating, producing and financial activities.

9.8.3. Party A transfers or deals with, or threatens to transfer or deal with the main part of its assets without approval of Party B.

9.8.4. The main part of Party A’s assets is obtained by other creditors, taken over by appointed trustee, receiver, or similar persons, detained or frozen, which will brings huge loss of Party B.

9.8.5. Party A has actions like contract, lease, transformation of shareholding system, joint operation, consolidation, merger, joint venture, separation, capital reduction, stock transfer, transfer of business and others fully influential on realization of creditor’s right of Party B.

9.8.6. Modifications of Industrial and commercial registration items, like company location, mail address, scope of business, legal representatives, etc., and investment fully influential on realization of creditor’s right of Party B happen.

9.8.7. Incidents concerning significant economic disputes, deterioration of financial conditions or any other condition which is fully influential or threatening on realization of creditor’s right of Party B happen.

9.8.8. Any other condition which is fully influential or threatening on realization of creditor’s right of Party B happen.

10	Execution, Formation, Termination and Conclusion of Contract

10.1 This Contract is effective upon signing of both parties; this Contract is effective when there is a Guarantee Contract. This Contract is concluded when principal, interest, compound interest, penalty and other expenses of the loan under this Contract is paid off.

10.2 For any conditions listed below, Party B has the right to terminate this Contract and ask Party A to cover principal and interest ahead of time, as well as loss of Party B.

10.2.1 Close of business, business dissolution, suspending of business, revoking or cancelling of business license, etc., happen.

10.2.2 Any change of guarantee deteriorating creditor’s right of Party B under this Contract happens and Party A fails to provide another guarantee to the satisfactory of Party B.

10.2.3 Party A fails to make repayment before agreed time, use the loan in agreed way, pay the interest in agreed time or honor other obligations stated in this Contract.

10.3 If repayment is required to be postponed, Party A should provide written application and written guarantee signed by guarantor for continuity of guarantee under this Contract 30 days before conclusion of this Contract, and the loan under this Contract is postponed upon the approval of Party B and signing of extension agreement; this Contract is still under implementing before signing of extension agreement.

10.4 After this Contract becomes effective, unless provisions of this Contract specifically stated, both party should not change or terminate ahead of time this Contract, and formation and termination of this Contract should be negotiated to a written agreement. This Contract is still under implementing before written agreement is reached.

11	Disputes Settlement

11.1 Any disputes happen during the process of this Contract should firstly be resolved through negotiation. If the negotiation could not reach an agreement, the way stated in 11.1.2 is chosen.

11.1.1 It is arbitrated by .

11.1.2 It is solved by raising a lawsuit at local court where Party B is.

12	Others

12.1

12.2

12.3

13	Supplementary Provision

13.1 Party B has the right to, according to relevant regulations of laws and other regulatory files and requirements of financial supervision institutes, provide information of this Contract and other relevant information to Credit Database of People’s Bank of China or other database set in legal ways for information search of institutes or persons with proper authorities, and look up information related to Party A in Credit Database of People’s Bank of China or other database set in legal ways since signing the implementing of this Contract.

13.2 Supplementary Provision is an inseparable part of this Contract with the same legal validity.

13.3 This Contract is in copies, with each party holds copy (copies) with the same legal validity.

Creditor has warned Borrower to comprehensively and accurately understand Clauses in this Contract, especially those in boldface, and respectively explained content of Clauses to requirements of Borrower. Borrower is now definitely without any misunderstanding and dubious interpretation towards this Contract.

Borrower (Sealing): Fujian Jinjiang Aierda Shoe Plastic Co., Ltd.

Signature or Sealing of Legal Representative: Yuxi Ding

Creditor (Sealing): Jinjiang Branch of Bank of Quanzhou Co., Ltd.

Signature or Sealing of Authorized Person:

Date: July 15th, 2010